Exhibit 99.2

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of October  31, 2007 by and among Rapid Link Corporation, a Delaware corporation (the “Buyer”) on the one hand and Web Breeze Networks, LLC, a California limited liability company (“WBN”) and Communications Advantage, LLC, a California limited liability company (“CA” and together with WBN, the “Seller”).

RECITALS

A.           Seller is engaged in the business of providing bandwidth and communication services and related products (the “Business”).

B.           The Boards of Directors, or an equivalent entity, of each of Seller and Buyer believe it is in the best interests of each company and their respective equity holders that Buyer acquire the assets of, and assume certain of the liabilities of Seller comprising the Business (the “Acquisition”).

C.           Buyer intends to pay the Seller shares of common stock and cash as outlined below (“Purchase Price”) and assume certain liabilities in consideration of the acquisition of all of Seller’s assets, which Purchase Price shall be paid in accordance with the terms of Section 1 of the Agreement.

D.           Each of Buyer and Seller executed a binding Letter of Intent on September 5, 2007 to summarize the general terms of the anticipated Acquisition (“Letter of Intent”).

E.           The Buyer is a Delaware corporation whose common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is quoted publicly on the OTC Bulletin Board under the symbol “RPID”.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
THE ACQUISITION

1.1           Purchase of Assets.

(a)           Purchase and Sale of Assets.  On the terms and subject to the conditions set forth in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase and acquire from Seller on the Closing Date (as defined below), all of Seller’s right, title and interest in and to the assets and properties of Seller relating to the Business (collectively the “Assets”), including without limitation, the assets set forth on Schedule 1.1(a).

(b)           Assumption of Liabilities.  At the Closing (as defined below), Buyer shall assume those obligations and liabilities of Seller set forth on Schedule 1.1(b) hereto (collectively, the “Assumed Liabilities”). Liabilities detailed on Schedule 1.1b do not exceed $ 65,000, and carry payment terms which have been agreed to by Sellers vendors, and approved prior to closing by Buyer.  At the Closing, and in conjunction with the assumption of the liabilities and payment terms detailed on Schedule 1.1b, Buyer will forgive the Sellers balance at closing due to Buyers subsidiary, Telenational Communications, Inc., in its entirety for account # 400240.

(c)           No Other Liabilities Assumed.  Other than the Assumed Liabilities, Buyer shall not assume, nor shall Buyer or any affiliate of Buyer be deemed to have assumed or guaranteed, any other liability or obligation of any nature of Seller, or claims of such liability or obligation, whether accrued, matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown arising out of (i) acts or occurrences related to any of the Assets, prior to the Closing Date, or (ii) any other liability or obligation of Seller which is not an Assumed Liability (collectively, the “Unassumed Liabilities”).  Seller will remain responsible for all Unassumed Liabilities.

1.2.           Purchase Price.  The aggregate price for the purchase of the Assets (the “Purchase Price”) shall be (i) 1,000,000 fully paid and nonassessable shares of Buyer Common Stock (the “Shares”), subject to adjustment as set forth in Section 1.3 below, and (ii) $125,000.00 (the “Cash”), subject to the adjustment as set forth in Section 1.4 below, $75,000 of the Cash shall be payable at Closing and $50,000 shall be paid by issuance of a Promissory Note to the Seller with a maturity date 180 days from the Closing Date (the “Note”).

1.3           Adjustment to Shares.  Should the value of the Shares at the time of transfer have a value of less than $100,000 then Buyer will issue additional stock to Seller such that the total fair market value at the time of Closing shall be no less than $100,000, provided that, notwithstanding the foregoing, in no instance shall Buyer issue more than 1,500,000 shares of common stock.  The value of the Shares will be determined by the closing price of the Buyer’s stock of the day prior to Closing.  No less than 1,000,000 Buyer shares will be issued regardless of stock price on the day of transfer.

1.4           Adjustment to Cash.  Should the Net Revenues of Seller for the one month period ending September 30, 2007 fall below $40,000.00, then the Cash component of the Purchase Price will be decreased proportionately.  For example, if Seller’s Net Revenues for such period were to be $32,000.00, then the Cash shall be reduced from $125,000 to $100,000, with the amount at Closing being reduced from $75,000 to $60,000 and with the Note being reduced from $50,000 to $40,000.

1.5              Earn-Out Payments

(i)
First Year Earn-Out.  Buyer shall pay Seller 30% of the Net Revenue (as defined below) increase for the 12-month period ending 12 months  from the Closing Date (“First Earn-Out Year”) compared with the Net Revenue for the prior 12 month period ending on the Closing Date (“First Earn-out”).  The First Earn-out shall be paid to Seller within 45 days of the period ending 12 months from the Closing Date; provided that,  Net Revenues grow above $240,000 (“Net Revenue” is defined as billed and collected wireless, dial up, web hosting and VoIP revenues combined, on networks built or owned in Amador and Calaveras counties).  If First Earn-Out Year  Net Revenues fall below $300,000 then no First Earn-Out will be paid.  The First Earn-Out will be paid in cash or, at Seller’s election within five days after the end of the First Earn-Out Year, in Buyer common stock which will be calculated at 90% of the closing price quoted on the OTC Bulletin Board (or any other applicable stock exchange) at the last date of the First Earn-Out Year.

(ii)
Second Year Earn-Out.  Buyer shall pay Seller 30% of the Net Revenue  increase for the 12-month period ending 24 months from the Closing Date (“Second Earn-Out Year”) compared with the Net Revenue for the First Earn-Out Year (“Second Earn-Out”).  The Second Earn-Out shall be paid to Seller within 45 days of the end of the Second Earn-Out Year; provided that,  Net Revenues for the Second Earn-Out Year exceed the Net Revenues for the First Earn-Out Year.  If Second Earn-Out Year  Net Revenues fall below $400,000 then no Second Earn-Out will be paid.  The Second Earn-Out shall be paid in cash or, at Seller’s election within five days after the end of the Second Earn-Out Year, in Buyer common stock which will be calculated at 90% of the closing price quoted on the OTC Bulletin Board (or any other applicable stock exchange) at the last date of the Second Earn-Out Year.

(iii)
Third Year Earn-Out.  Buyer shall pay Seller 30% of the Net Revenue  increase for the 12-month period ending 36 months from the Closing Date (“Third Earn-Out Year”) compared with the Net Revenue for the Second Earn-Out Year (“Third Earn-Out”).  The Third Earn-Out shall be paid to Seller within 45 days of the end of the Third Earn-Out Year; provided that, Net Revenues for the Third Earn-Out Year exceed the Net Revenues for the Second Earn-Out Year..  If Third  Earn-Out Year  Net Revenues fall below $600,000 then no Third Earn-Out will be paid.  The Third Earn-Out shall be paid in cash or, at Seller’s election within five days after the end of the Third Earn-Out Year, in Buyer common stock which will be calculated at 90% of the closing price quoted on the OTC Bulletin Board (or any other applicable stock exchange) at the last date of the Third Earn-Out Year.

1.6           Allocation of Purchase Price.  Within 45 days following the Closing Buyer shall prepare and deliver to Seller, subject to Seller’s approval, an allocation of the Purchase Price plus any other consideration properly allocable among the Assets (the “Allocation”).  The parties agree that all tax returns and reports (including Internal Revenue Service (“IRS”) Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise take a position inconsistent with) the Allocation unless required by the IRS or state taxing authority.  The Allocation shall be prepared in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the income tax regulations promulgated thereunder.

1.7           Transfer Taxes.  Buyer shall pay and promptly discharge when due the entire amount of any and all sales and use tax (“Sales Taxes”) imposed or levied by reason of the sale of the Assets to Buyer.  The parties shall cooperate with each other to the extent reasonable requested and legally permitted to minimize any such Sales Taxes.

1.8           Transfer of Customers.

(a)           Transfer of Customers.

(i)           Intent.  It is the intent of parties hereto that Buyer shall acquire all of the Business and all of Seller’s backlog, if any, relating to the Assets.  Accordingly, all parties agree to facilitate the transfer of customers of Assets from Seller to Buyer following the Closing.

(ii)           Purchase Order Data.  Seller shall make available to Buyer, upon request (A) a list of all outstanding written customer orders, purchase orders and other customer commitments from the current customers of the Business (the “Current Customers”), (B) the names of all Current Customers, and (C) data regarding Seller’s standard cost of sales for the items covered by such orders.

(iii)           Transfer of Orders.  Prior to the Closing, Seller and Buyer agree to cooperate with each other in conducting joint contracts with the Current Customers (as appropriate) for the purpose of attempting to obtain such customers’ consent to transfer orders from Seller to Buyer (if necessary, or to issue new orders to Buyer for the same or similar items) and to assign Seller’s rights and benefits under the contracts included in the Assets to Buyer as of the Closing.

(iv)           Assumption of Obligation.  To the extent that an order is transferred or assigned to Buyer or that Buyer accepts a new purchase order from a Current Customer, Buyer agrees to assume and perform all obligations thereunder.

1.9           Non-Assignment of Certain Items.  Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment or license hereunder of any of the Assets shall require the consent of any other party (or in the event that any of the Assets shall be non-assignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or license or an agreement to assign or license such Assets if the requisite consents are not obtained and such assignment or license or attempted assignment or license would constitute a material breach or result in the loss or diminution thereof; provided, however, that Seller shall, at its own expense, use reasonable commercial efforts to obtain all third party consents necessary to assign or license the Assets to Buyer, and Seller hereby consents to Buyer using such efforts as it deems necessary or appropriate to effect the same.  In the event that notwithstanding the efforts of Seller and Buyer all assignments or licenses needed to assign or license the Assets to Buyer cannot be provided to Buyer, Seller shall negotiate an alternative assignment or license as to such Assets so as to afford Buyer, to the extent practicable, the same or similar benefits and rights as if such assignment or license had occurred.

1.10         Closing.  Unless this Agreement is earlier terminated pursuant to Article VII, the closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of Buyer at 10:00 a.m. on the date which is two business days following satisfaction or waiver of the last of the conditions to Closing as set forth in the Article IV hereof, or on such other time and/or date as the parties agree (the actual date on which the Closing occurs is referred to herein as the “Closing Date”).

1.11         Delivery.

(a)           At the Closing:

(i)           Buyer shall deliver to Seller an instrument of assumption of liabilities by which Buyer shall assume the Assumed Liabilities as of the Closing in the form attached hereto as Exhibit “B”;

(ii)           Seller shall deliver to Buyer all bills of sale, including the form of Bill of Sale in the form attached hereby as Exhibit “C”, endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as Buyer may reasonably request to sell, convey, assign, transfer and deliver to Buyer, Seller’s title to all the Assets; and

(iii)           Seller and Buyer shall deliver or cause to be delivered to one another such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

(b)           Within five days of the Closing, Buyer shall deliver to Seller a certificate or certificates representing the Shares.

1.12         Allocation of Consideration between WBN and CA.  WBN and CA shall split the Purchaser Price at 80% to WBN and 20% to CA, including the Cash and the Earn-outs.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as described with reasonable particularity in the Seller Disclosure Schedule (which shall cross-reference to the particular section below to which such description applies) delivered by Seller to Buyer simultaneously with the execution of this Agreement (the “Seller Disclosure Schedule”), Seller represents and warrants, jointly and severally, to Buyer that:

2.1           Organization, Standing and Power.  Each of WBN and CA (each a “Target”) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  Each Target is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify reasonably would be expected to have a Material Adverse Effect on such Target.  As used in this Agreement, “Material Adverse Effect” shall mean an individual or cumulative material adverse change in, or material adverse effect upon, the Assets or the financial condition of the Business as presently conducted which would materially impair the value of the Assets; provided, however, that any change, effect or impact on the condition of the Business or the Assets as a result of any change in the general economy of any jurisdiction or in any of the industries that the Business serves shall in no event constitute a Material Adverse Effect.  Each Target has made available to Buyer complete and correct copies of the Articles of Organization and the Operating Agreement of such Target, as amended to the date hereof.

2.2           Authority.  Each Target has all requisite organizational power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the performance by such Target of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Target, and have been approved by the Board of Directors or the equivalent governing body of such Target.  No other organizational proceeding on the part of either Target is necessary to authorize the execution and delivery of this Agreement by such Target or the performance of such Target’s obligations hereunder or the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by each Target and constitutes a legal, valid and binding obligation of such Target enforceable against such Target in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.  Subject to satisfaction or waiver of the conditions set forth in Article V the execution of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or resulting any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to such Target, or its properties or assets that, individually or in the aggregate, reasonably would be expected to have a Material Adverse Effect, or conflict with any provision of the Articles of Organization, Operating Agreement or other similar certificate or agreement of such Target or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of such Target pursuant to any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which such Target is a party or by which such Target or its properties or assets may be bound that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.  No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), is required by or with respect to such Target in connection with the execution and delivery of this Agreement or the consummation by such Target of the transactions contemplated hereby except such consents, approvals, orders, authorizations, registrations, declarations and filings as would not have a Material Adverse Effect on the ability of such Target to transfer the Assets to Buyer at the Closing.

2.3           Financial Statements.  Each Target has furnished Buyer with unaudited financial information concerning the Business as of September 30, 2007 and December 31, 2006 and 2005, including without limitation, a balance sheet as of September 30, 2007 and December 31, 2006 and 2005, and a related statement of operations, stockholders’ equity and cash flows for the nine-month period and 12-month periods then ended, respectively, including the notes thereto, (the foregoing financial information is referred to collectively as the “Financial Information”).  The Financial Information has been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and fairly present, in all material aspects, the financial position of the Business as of the dates thereof and the results of operations for the periods then ended.  There has been no material change in either Target’s accounting policies during such periods relating to the Business.

2.4           Compliance with Law.  Each Target has conducted the Business so as to comply in all material respects with all laws, rules, and regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations except where the failure so to comply reasonably would not be expected to have a Material Adverse Effect.  As of the date hereof, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against such Target with any continuing effect that reasonably would be expected to have a Material Adverse Effect.  To the knowledge of each Target, there is no investigation by any Governmental Entity with respect to such Target pending against such Target which is reasonably likely to have a Material Adverse Effect on the Business.

2.5           No Defaults.  To the knowledge of each Target, each Target is not, nor has it received written notice that it would be with the passage of time, (i) in violation of any provision of its Articles of Organization or Operating Agreement or (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Business or (B) any agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which such Target is a party (with respect to the Business) or by which the Business may be bound, in any such case in a manner that reasonably would be expected to have a Material Adverse Effect.

2.6           Litigation.  There is no action, suit, proceeding, claim or governmental investigation pending or, to the knowledge of either Target, threatened, against such Target that reasonably would be expected to have a Material Adverse Effect.  There is no action, suit, proceeding, claim or governmental investigation pending against such Target as of the date hereof that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

2.7           Absence of Certain Changes.  Since September 5, 2007, each Target has conducted the Business in the ordinary course and, except for the execution, delivery and performance of this Agreement or as required hereby, there has not occurred: (a) any Material Adverse Effect; (b) any entry into any material commitment or transaction by such Target relating to the Business, other than in the ordinary course of business; (c) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Business; (d) any acquisition or disposition of a material amount of property or assets of such Target relating to the Business outside of the ordinary course of business; (e) any transfer or grant by such Target of a right under any Target Intellectual Property Rights (as defined below), other than those transferred or granted in the ordinary course of business.

2.8           Agreements.  With respect to the Business, neither Target is a party to, nor is the Business subject to:

(a)           Any union contract or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director or employee which is not cancelable by either Target on 30 days’ notice or less without penalty or obligation to make payments related to such termination, other than (A) (in the case of employees other than executive officers of each Target) such agreements as are not materially different from standard arrangements offered to employees generally in the ordinary course of business consistent with such Target’s past practices and (B) such agreements as may be imposed or implied by law;

(b)           Any plan, contract, or arrangement, the obligations under which exceed $100,000, written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

(c)           As of the date hereof, any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement in which the annual amount paid or received by either Target during the 12-month period ended September 5, 2007 exceeded $10,000;

(d)           Any lease or month-to-month tenancy for real or personal property in which the amount of payments which such Target is required to make on an annual basis exceeds $50,000;

(e)           Any contract containing covenants purporting to limit such Target’s freedom to compete in any line of business in any geographic area; or

(f)           Any license to a third party involving Target Intellectual Property Rights, source or binary code which includes a right to sublicense such source or binary code without additional payment.

Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, and commitment listed in the Target Disclosure Schedule pursuant to this Section is valid and binding on each Target, and is in full force and effect, and such Target has not breached any provision of, nor is it in default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment except for such failures to be valid and binding or in full force and effect and such breaches or defaults as reasonably would not be expected to have a Material Adverse Effect.

2.9           Tax Returns and Reports.

(a)           Definition of Taxes.  For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b)           Tax Returns and Audits.  Except as reasonably would not be expected to have a Material Adverse Effect:

(i)           Each Target has timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to Taxes required to be filed by it, except such Returns which are not material to the Business, and has paid all Taxes shown to be due on such Returns or is contesting them in good faith.

(ii)           Each Target has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

(iii)           Each Target has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against either Target, nor has either Target executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)           No audit or other examination of any Return of each Target is presently in progress, nor has either Target been notified of any request for such an audit or other examination.

(v)           None of the Assets are treated as “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(vi)           Each Target is not, and has not been at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

2.10         Technology.  To the knowledge of each Target, as of the date hereof, both Targets collectively own, co-own or is licensed or otherwise entitled to use rights to all patents, trademarks, trade names, service marks, copyrights, mask work rights, trade secret rights, and other intellectual property rights and any applications therefor, and all mask works, net lists, schematics, technology, source code, know-how, computer software programs and all other tangible information or material, that are used in the Business as currently conducted (the “Target Intellectual Property Rights”).  The Target Disclosure Schedule lists, as of the date hereof, (i) all patents, registered copyrights, trademarks, service marks, mask work rights, and any applications therefor, included in the Target Intellectual Property Rights; (ii) the jurisdictions in which each such Target Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers; and (iii) which, if any, of such products have been registered for copyright protection with the United States Copyright Office and any foreign offices.  The Target Disclosure Schedule also sets forth a list of license agreements which, to each Target’s knowledge, constitutes all license agreements under which each Target licenses as licensee the intellectual property rights of third parties relating to technology or software which is incorporated in existing products of the Business for which products such Target has received revenues in excess of $50,000 in the 12-month period ended September 30, 2007.  To each Target’s knowledge, neither Target is in material violation of any such license agreement.  With respect to the Business, neither Target is a party to nor is the Business subject to (i) any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons other than the payment or receipt of royalties by such Target; (ii) any agreement pursuant to which Each Target was obligated to make payment of royalties in the 12-month period ended September 30, 2007 of $25,000 or more; or (iii) any agreement pursuant to which either Target utilizes the intellectual property rights of others in any products currently marketed by such Target and which is either non-perpetual or terminable by the licensor thereunder in the event of the Acquisition and which, if terminated, reasonably would be expected to have a Material Adverse Effect.  No claims with respect to the Target Intellectual Property Rights have been communicated in writing to any Target (i) to the effect that the manufacture, sale or use of any product of the Business as now used or offered by either Target infringes on any copyright, patent, trade secret or other intellectual property right of a third party or (ii) challenging the ownership or validity of any of the Target Intellectual Property Rights, any or all of which claims reasonably would be expected to have a Material Adverse Effect.  To the knowledge of each Target, as of the date hereof, all patents and registered trademarks, service marks and registered copyrights held by either Target in connection with the Business are valid and subsisting except for failures to be valid and subsisting that reasonably would not be expected to have a Material Adverse Effect.  Neither Target knows of any unauthorized use, infringement or misappropriation of any of the Target Intellectual Property Rights by any third party that reasonably would be expected to have a Material Adverse Effect.

2.11         Title to Properties; Absence of Liens and Encumbrances.

(a)           The Target Disclosure Schedule sets forth a list of all real property owned or, as of the date hereof, leased by either Target for use in connection with the Business and the aggregate annual rental or mortgage payment or other fees payable under any such lease or loan.

(b)           The Targets together have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the tangible properties and assets, real, personal, and mixed, which are material to the conduct of the Business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except for such of the foregoing as (A) are reflected in the Target Financial Statements, or (B) arise out of taxes or general or special assessments not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, or (C) such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

2.12         Governmental Authorizations and Licenses.  The Targets are the holder of all licenses, authorizations, permits, concessions, certificates and other franchises of any Governmental Entity required to operate the Business, the failure to hold which reasonably would be expected to have a Material Adverse Effect (collectively, the “Licenses”).  The Licenses are in full force and effect.  There is not now pending, or to the knowledge of either Target is there threatened, any action, suit, investigation or proceeding against any Target before any Governmental Entity with respect to the Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by either Target of the terms of any License or any rule or regulation applicable thereto, except in any such case as reasonably would not be expected to have a Material Adverse Effect.

2.13         Environmental Matters.  To both Target’s knowledge, both Targets have at all relevant times with respect to the Business been in material compliance with all environmental laws, and has received no potentially responsible party notices or functionally equivalent notices from any governmental agencies or private parties concerning releases or threatened releases of any “hazardous substance” as that term is defined under 42 U.S.C. 960(1)(14).

2.14         Investment Intent.  The purchase of the Shares, and, if applicable, the Earn-Out Shares (collectively, the “Securities”) pursuant to this Agreement is for the account of each Target for the purpose of investment and not with a view to or for sale in connection with any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, and that neither Target has any present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, each Target further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

2.15         Reliance Upon Each Target’s Representations.  Each Target understands that the Securities are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Buyer’s reliance on such exemption is predicated on each Target’s representations set forth herein.  Each Target realizes that the basis for the exemption may not be present if, notwithstanding such representations, such Target has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.  Each Target presently does not have any such intention.

2.16         Receipt of Information.  Each Target believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities.  Each Target further represents that it has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of Buyer and to obtain additional information (to the extent Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.  The foregoing, however, does not limit or modify the representations and warranties of the Buyer in Article III of this Agreement or the right of each Target to rely thereon.

2.17         Restricted Securities.  Each Target understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exception there from, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely.  In particular, each Target is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

2.18         Legends.  To the extent applicable each certificate or other document evidencing any of the Securities shall be endorsed with the legends set forth below, and such Target covenants that, except to the extent such restrictions are waived by Buyer, neither Target shall transfer the securities represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

(a)	The following legend under the Securities Act

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as described with reasonable particularity in the Buyer Disclosure Schedule (which shall cross reference to the particular section below to which such description applies) delivered by Buyer to Seller simultaneously with this Agreement (the “Buyer Disclosure Schedule”), and except as disclosed in Buyer’s SEC Documents (as defined below), Buyer represents and warrants to Seller that

3.1           Organization, Standing and Power.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  Buyer is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect on Buyer.  Buyer has made available to Seller complete and correct copies of the Certificate of Incorporation and Bylaws of Buyer, as amended to the date hereof.

3.2           Authority.  Buyer has all requisite corporate power and authority to enter into this Agreement and, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and have been approved by the Board of Directors of Buyer.  No other corporate proceeding on the part of Buyer is necessary to authorize the execution and deliver of the Agreement by Buyer or the performance of Buyer’s obligations hereunder or the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditor’s rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any preceding therefore may be brought.  Subject to satisfaction or waiver of the condition set forth in Article V, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to Buyer or its properties or assets that individually or in the aggregate, reasonably would be expected to have a Material Adverse Effect on Buyer, or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer pursuant to any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Buyer is a party or by which Buyer or its properties or assets may be bound that would reasonably be expected to have a Material Adverse Effect on Buyer.  No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby, except for (i) filings following the Closing under federal and state securities laws relating to issuance of the Securities; and (ii) such concerns, approvals, adverse effect on the ability of Buyer to issue the Securities to Seller and assume the Assumed Liabilities at the Closing.

3.3           Capitalization.  The authorized capital stock of Buyer consists of 175,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value (“Preferred Stock”), of which there were issued and outstanding as of the close of business on July 31, 2007, 52,161,544 shares of Common Stock and 0 shares of Preferred Stock.  There are no other outstanding shares of capital stock or voting securities of Buyer other than shares of Common Stock issued after July 31, 2007 upon the exercise of options issued under the Buyer’s 2002 Stock Option Plan (the “Buyer Stock Option Plan”).  All outstanding shares of the Common Stock of Buyer have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.  As of the close of business on July 31, 2007, Buyer has reserved 4,000,000 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Buyer Stock Option Plan, of which 855,000 shares are subject to outstanding, unexercised options.  Other than this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Buyer is a party or by which it is bound obligating Buyer to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Buyer, or obligating Buyer to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.  The shares of Buyer Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

3.4           SEC Documents; Buyer Financial Statements.  Buyer has made available to Seller a true and complete copy of each statement, annual, quarterly and other report, and definitive proxy statement filed by Buyer with the SEC since January 1, 2004 (the “Buyer SEC Documents”), which are all the documents (other than preliminary material) that Buyer was required to file with the SEC since such date.  As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) or the Securities Act, as the case may be, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.  The financial statements of Buyer included in the Buyer SEC Documents (the “Buyer Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except as may be indicated in the notes therein or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).  Since September 15, 2007, there has been no material change in Buyer’s accounting policies except as described in the notes to Buyer’s Financial Statements.

3.5           Compliance with Law.  Buyer has conducted its business so as to comply in all material respects with all laws, rules, and regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations except where the failure so to comply reasonably would not be expected to have a Material Adverse Effect on Buyer.  As of the date hereof, there are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Buyer with any continuing effect that reasonably would be expected to have a Material Adverse Effect on Buyer.  To the knowledge of Buyer, there is no investigation by any Governmental Entity with respect to Buyer pending against Buyer which is reasonably likely to have a Material Adverse Effect on Buyer.

3.6           No Defaults.  To the knowledge of the Buyer, Buyer is not nor has received written notice that it would be with the passage of time, (i) in violation of any provision of its Certificate of Incorporation or Bylaws or (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to Buyer or (B) any agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which Buyer is a party or by which Buyer may be bound, in any such case in a manner that reasonably would be expected to have a Material Adverse Effect on Buyer.

3.7           Litigation.  Except as set forth in Schedule 3.7, there is no action, suit, proceeding, claim or governmental investigation pending or, to the knowledge of the Buyer, threatened, against Buyer which reasonably would be expected to have, a Material Adverse Effect on Buyer.  There is no action, suit, proceeding, claim or governmental investigation pending against Buyer as of the date hereof which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

3.8           Status of Securities.  When issued to Seller at the Closing, the Securities will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any and all liens and encumbrances of any kind, except as may be imposed by Seller.

3.9           No Implied Representations.  It is the explicit intent of each party hereto that Buyer is not making any representation or warranty whatsoever, express or implied, except those representations and warranties of Buyer contained in this Agreement or in the Buyer Disclosure Schedule.

ARTICLE IV
CERTAIN COVENANTS

4.1           Conduct of Business of Seller.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing Date, Seller agrees (except to the extent that Buyer shall otherwise consent in writing), to carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, including sales of products and services in a manner and on terms consistent with past practices, to pay or perform other obligations when due and use all reasonable efforts consistent with past practice and policies to preserve intact the Business, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Business at the Closing Date.  Except as contemplated by this Agreement, Seller shall not, with respect to the Business, without the prior written consent of Buyer (which shall be given, or reasonably withheld, within one business day after receipt of written request therefor) (a) enter into any commitment or transaction not in the ordinary course of business, or (b) enter into any strategic alliance or joint marketing arrangement or agreement.

4.2           No Solicitation.  Until the earlier to occur of (i) the Closing Date and (ii) the date of termination of the Agreement pursuant to its terms, as the case may be, Seller will not (nor will Seller permit any of Seller’s officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than the Buyer and its designees: solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or any portion of the Business.  Until the earlier to occur of (i) the Closing Date and (ii) the date of termination of the Agreement pursuant to its term, as the case may be, and except to the extent of the Board of Directors of Buyer believes (after consultation with outside legal counsel) it necessary to comply with its fiduciary duties, Buyer will not (nor will Buyer permit any of Buyer’s officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than the Seller and its designees: solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or any portion of the business of Buyer.

4.3           Access to Information.  Seller and Buyer shall each afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the other may reasonably request.

4.4           Confidentiality.  Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 4.3 confidential; provided, however, that the forgoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law or this Agreement, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or (f) which is disclosed in the course of any litigation between any of the parties hereto.

4.5           Expenses.  Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties (“Third Party Expenses”) incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated thereby, shall be the obligation of the respective party incurring such fees and expenses.

4.6           Public Disclosure.  Buyer and Seller shall issue a joint press release with respect to the subject matter of this Agreement.  Buyer shall also file a Current Report on Form 8-K with the SEC disclosing the execution of this Agreement.

4.7           Consents.  Seller shall use commercially reasonable efforts to obtain all necessary consents, waivers, and approvals under any of the contracts of the Business as may be required in connection with the Acquisition so as to transfer to Buyer all rights of Seller thereunder as of the Closing.

4.8           Commercially Reasonable Efforts.  Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated hereby, to obtain all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement.

4.9           Notification of Certain Matters.  Seller shall give prompt notice to Buyer, and Buyer shall give notice to Seller, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller or Buyer, respectively, contained in this Agreement to be untrue or inaccurate on or prior to the Closing Date and (ii) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided however that subject to Section 4.10, the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice.

4.10         Additional Documents and Further Assurances.  Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

4.11         Treatment of Employees of the Business.

(a)           Transferred Employees.  The employees of the Seller who shall be transferred to and become employees of the Buyer are set forth on Schedule 4.11(a) (the “Transferred Employees”).

(b)           Following the execution and delivery of this Agreement and prior to Closing, the person(s) responsible for the hiring of Buyer’s personnel and the person(s) responsible for the hiring of Seller’s personnel shall agree upon an employee benefit package (the “Benefits Package”) which in their mutual opinion shall be sufficiently enticing to attract and retain the Transferred Employees.  The Benefits Package shall credit the Transferred Employees with all years of service accrued by such employee with Seller or any predecessor of Seller or the Business.  Seller will use reasonable commercial efforts to assist Buyer to encourage such employees to become employees of Buyer and to support an orderly and successful transition.  Except as may be agreed between Buyer and Seller in accordance with the preparation of the Benefits Package, Buyer shall not be required to assume any obligations of Seller with respect to liabilities relating to such employees, including without limitation, obligations for accrued vacation time, severance arrangements, workers’ compensation or any liability for any insurance, medical or other welfare benefits.  In addition, all welfare or benefit claims relating to the period prior to midnight on the Closing Date shall be the responsibility of Seller.  Buyer agrees to have completed all hiring of employees pursuant to this Section 4.11 prior to October 31, 2007.  Seller’s employees shall continue to be employees of Seller through the Closing and through the Closing Seller shall continue in force all employee benefits and salaries in place as of the date of this Agreement, subject to such changes as may occur in the ordinary course of Seller’s business.  Seller agrees to use its reasonable commercial efforts to support the transition of the Business to Buyer, including without limitation, cooperation between Seller’s sales and field service personnel to help assure an orderly transition of customer accounts.

(c)           Buyer shall enter into an employment agreement with Eric Shippam substantially in the form attached to the Letter of Intent as Exhibit 2, which Exhibit is hereby incorporated into this Agreement by reference.

4.12         Tax Returns.  Seller shall be responsible for and pay when due (i) all of Seller’s Taxes attributable to or levied or imposed upon the Assets relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date, except for Sales Taxes, if any, which are the responsibility of Buyer pursuant to Section 1.7 hereof, and (ii) all Taxes attributable to, levied or imposed upon, or incurred in connection with the Seller’s business operations, other than the Business, following the Closing Date.

4.13         Bulk Sales.  Buyer hereby agrees to waive the requirement, if any, that Seller comply with any bulk transfer law which may be applicable to the transactions contemplated by this Agreement; provided, that Seller agrees to indemnify and hold harmless Buyer with respect to any noncompliance with such laws and Buyer’s waiver with respect thereto.

4.14         Reviewed Financials.  The parties shall work diligently together to prepare reviewed and audited financial statements relating to the Assets as may be required for Buyer’s financial reporting requirements under the federal securities laws.  The costs associated with preparation of any required audited financial statements shall be paid by the Seller.

4.15         Covenants.  Rapid Link will commit $300,000 of the $3 million dollars committed to Rapid Link in the financing completed by Westside Capital (per publicly filed Form 8K on June 21, 2007), for the purpose of expansion and revenue growth into the Amador and Calaveras broadband internet markets.

ARTICLE V
CONDITIONS TO THE ACQUISITION

5.1           Conditions to Obligations of Each Party to Effect the Acquisition.  The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following condition:

(a)           No Injunctions or Restraints Illegally.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, nor shall there be any action taken, or any statue, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

5.2           Additional Conditions to Obligations of Seller.  The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Seller.

(a)           Representations, Warranties and Covenants.  The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as such time and Buyer shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be preformed and complied with by it in all material respects as of the Closing Date.

(b)           Certificate of Buyer.  Seller shall have been provided with a certificate duly executed on behalf of Buyer to the effect that, as of the Closing Date.

(i)           all representations and warranties made by the Buyer in this Agreement are true and complete in all material respects;

(ii)           all covenants, obligations and conditions of this Agreement to be performed by Buyer on or before such date have been so performed in all material respects; and

(iii)           there are no pending negotiations with respect to any offer to acquire all or any portion of the business of Buyer.

(c)           Board Approval.  A written resolution of the Buyer’s Board of Directors authorizing the acquisition of the Assets and the issuance of the Shares, the Earn-out Payments and employment contracts.

5.3           Additional Conditions to the Obligations of Buyer.  The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any one of which may be waived, in writing, exclusively by Buyer:

(a)           Representations, Warranties and Covenants.  The representations and warranties of Seller in this Agreement shall be true and correct in all material respects on or as of such time Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date in all material respects.

(b)           Certificate of Seller.  Buyer shall have been provided with a certificate executed on behalf of Seller by its Chief Executive Officer to the effect that, as of the Closing Date:

(i)           all representations and warranties made by Seller in this Agreement are true and complete in all material respects, and

(ii)           all covenants, obligations and conditions of this Agreement to be performed by Seller on or before such date have been performed in all material respects.

(c)           Legal Opinion.  Buyer shall have received a legal opinion from legal counsel to Seller, in form and substance reasonably satisfactory to Buyer, relating to due authority, execution, validity, and similar matters as set forth in Exhibit “D”.

(d)           No Material Adverse Changes.  There shall not have occurred any material adverse changes in the Business between the date of this Agreement and the Closing Date.

ARTICLE VI
REGISTRATION RIGHTS

6.1           Registration Rights.

(a)           Piggy-Back Registration.  If at any time, the Buyer shall determine to register any of its securities for its own account (other than a registration relating solely to employee stock option or purchase plans or relating solely to a Rule 145 transaction), Buyer will:

(i)           promptly give to Seller written notice thereof (which shall include a list of the jurisdictions in which Buyer intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(ii)           include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all or part of the Registrable Securities, specified in a written request or requests, made within 30 days after the date of such written notice from Buyer to Seller, except as set forth in Section 6.1(a).

(b)           Expenses of Registration.

(i)           Subject to Section 6.1(b)(ii), all expenses incurred in connection with any registration pursuant to Section 6.1, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Buyer, expenses of complying with state securities or blue sky laws (including fees of counsel for Buyer and counsel for the underwriters), accountants’ fees and expenses incident to or required by any such registration, expenses incident to the listing of securities or any exchange in which the Registrable Securities are to be listed, expenses of any special audits incidental to or required by such registration, shall be borne by Buyer.

(ii)           Notwithstanding anything to the contrary elsewhere in this Section 6.1(b), all underwriters’ discounts, commissions, or applicable stock transfer and documentary stamp taxes (if any) relating to the sale of Registrable Securities shall be borne by the Seller of the Registrable Securities in all cases.

(c)           Registration Procedures.

(i)           In the case of each registration effected by Buyer pursuant to Section 6.1, Buyer will keep Seller advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense (except as otherwise provided in Section 6.1(b) above) Buyer will: (A) keep such registration effective for a period of six months or until Seller has completed the distribution described in the registration statement relating thereto, whichever first occurs; (B) furnish such number of prospectuses and other documents incident thereto as Seller from time to time may reasonably request; and (C) notify Seller, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (2) of a request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (3) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding from that purpose, (4) of the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (5) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading.

(d)           Buyer may, upon the happening of any event (x) of the kind described in clauses (2), (3), (4), or (5) of Section 6.1(c)(i)(C) or (y) that, in the judgment of Buyer’s Board of Directors, renders it advisable to suspend use of the prospectus due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to the Seller, in which case Seller shall discontinue disposition of the Registrable Securities covered by the registration or prospectus until copies of a supplemented or amended prospectus are distributed to Seller or until Seller is advised in writing by Buyer that the use of the applicable prospectus may be resumed.  Buyer shall use its reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable.  Buyer shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment.  Buyer shall prepare as soon as practicable a supplement or post-effective amendment to the registration statement or a supplement to the released prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

(e)           Indemnification.

(i)             Buyer will indemnify and hold harmless Seller, each of its officers and directors, and each person controlling Seller, with respect to which a registration has been effected pursuant to this Section 6.1 and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to Seller, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus contained therein or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Buyer of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Buyer and relating to action or inaction required of Buyer in connection with any such registration, and will reimburse Seller, each of its officers and directors, and each person controlling Seller, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, provided that Buyer will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Buyer by an instrument duly executed by Seller or any underwriter and stated to be specifically for use therein.

(ii)             Seller will, if Registrable Securities held by or issuable to Seller are included in the securities as to which such registration is being effected, indemnify and hold harmless Buyer, each of its directors and officers who sign such registration statement, each underwriter, if any, of Buyer’s securities covered by such registration statement, each person who controls Buyer within the meaning of the Securities Act against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, preliminary or final prospectus contained therein or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Seller of the Securities Act or of state securities laws or any rule or regulation promulgated under the Securities Act or any state securities law applicable to Seller and relating to action or inaction required of Seller in connection with any such registration and will reimburse Buyer, such directors, officers, persons or underwriters for any legal or any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or actions, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, in reliance upon and in conformity with written information furnished to Buyer by an instrument duly executed by Seller and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of Buyer, or any underwriter, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(iii)             Each party entitled to indemnification under this Section 6.1(e) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will promptly reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

(f)           Contribution.  If the indemnification provided for in Section 6.1(e) is unavailable or insufficient to hold harmless an Indemnified Party thereunder, then each Indemnifying Party thereunder shall contribute to the account paid or payable by such Indemnified Party as a result of the losses, claims, damages, costs, expenses, liabilities or actions referred to in Section 6.1(e)(i) or (ii), as the case may be in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference in, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.1(f) were to be determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6.1(f).  The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6.1(f) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 6.1(f).  Promptly after receipt by an Indemnified Party of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under this Section 6.1(f), such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 6.1(e)(iii) has not been given with respect to such action; provided that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under this Section 6.1(f), except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h)           Information by Seller.  Seller shall furnish to Buyer such information regarding Seller and the distribution proposed by Seller as Buyer may reasonably request in writing and as shall be required in connection with any registration referred to in this Section 6.1.

(i)           Rule 144 Reporting.  With a view to making available to Seller the benefits of certain rules and regulations of SEC which may permit the sale of Registrable Securities to the public without registration, Buyer agrees to:

(i)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after 90 days after the effective date of the first registration filed by Buyer which involves a sale of securities of Buyer to the general public;

(ii)           file with the SEC in a timely manner all reports and other documents required of Buyer under the Securities Act and the Exchange Act; and

(iii)           furnish or make available to Seller so long as it owns any Registrable Securities forthwith upon request a written statement by Buyer that it has complied with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of said first registration statement filed by Buyer), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents so filed by Buyer as may be reasonably requested in availing Seller of any rule or regulation of the SEC permitting the selling of any such securities without registration.

(j)           Transfer of Registration Rights.  Any registration rights granted by Buyer under this Section 6.1 may not be assigned by Seller; except that registration rights may be transferred to Seller’s members in connection with a distribution of assets from Seller to its members, so long as registration rights granted this Section 6.1 may not then be subsequently assigned by such members to any third parties.

(k)           Termination of Registration Rights.  All registration rights provided hereunder shall terminate upon the earlier to occur of (a) the third anniversary of the Closing and (b) such time as Seller is able to sell all of its Registrable Securities under Rule 144 during any two successive, three-month periods.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

7.1           Termination.  Except as provided by Section 7.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing Date:

(a)           by mutual consent of Seller and Buyer;

(b)           by Buyer or Seller if (i) the Closing has not occurred by October 31, 2007; (ii) there shall be a final non-appealable order by a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or decreed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

(c)           by Buyer if it is not in material breach of this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within ten days after written notice to Seller (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

(d)           by Buyer at any time prior to October 31, 2007, if as a result of its due diligence review of the Business subsequent to the date of this Agreement it discovers a fact or condition existing on the date of this Agreement and not disclosed to Buyer prior to or on the date of this Agreement that Buyer reasonably determines has a Material Adverse Effect on Seller;

(e)           by Seller if it is not in material breach of this Agreement and there has been a material breach of any representation, warrant, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within ten days after written notice to Buyer (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

7.2           Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directory or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination.

7.3           Amendment.  This Agreement may be amended by the parties herein at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

7.4           Extension; Waiver.  At any time prior to the Closing Date, Buyer on the one hand, and Seller, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party herein, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if sat forth in an instrument in writing signed on behalf of such party.

ARTICLE VIII
INDEMNIFICATION

8.1           Indemnification Given By Seller.  Seller and its successors and permitted assigns, subject to the limitations set forth in this Article VIII, shall indemnify Purchaser and its successors and permitted assigns from and against any and all losses, claims, liabilities, actions, suits, proceedings, fines, expenses, penalties and damages including reasonable legal fees and costs, whether or not involving a third-party claim (collectively, “Losses”) arising from or in connection with:

(a)           Any breach of any representation or warranty made by Seller in Article II of this Agreement;

(b)           Any breach of any covenant or obligation of Seller in this Agreement, including without limitation, indemnification obligations regarding bulk sales laws;

(c)           Any assessment, claim or other liability (including interest and penalties) for Taxes assessed against the Assets or relating to the operation of the Business in any jurisdiction, in either case for any period commencing prior to the Closing Date;

(d)           Any failure of Seller to pay or perform any of its liabilities that are not Assumed Liabilities;  and

(e)           The performance or non-performance by Seller under any of the Business Contracts or the provision by Seller of any service or sale of any product relating to the Business, in either case at any time prior to the Closing Date.

8.2           Indemnification Given by Buyer.  Buyer and its successors and permitted assigns, subject to the limitations set forth in this Article VIII, shall indemnify Seller and its successors and permitted assigns from and against any and all Losses arising from or in connection with:

(a)           Any breach of any representation or warranty made by Buyer in Article III this Agreement;

(b)           Any breach of any covenant or obligation of Buyer in this Agreement;

(c)           Any assessment, claim or other liability (including interest and penalties) for Taxes assessed against the Assets or relating to the operation of the Business in any jurisdiction, in either case for any period commencing on or after the Closing Date; and

(d)           Any failure of Buyer to pay or perform any of the Assumed Liabilities from and after the Closing Date.

8.3           Satisfaction of Indemnification Claims against Seller.  All claims for indemnification against Seller and its successors and permitted assigns shall be satisfied initially by the return of Securities delivered to Seller pursuant to Section 1.3 and not by cash payment; provided, however, that to the extent that any such claim cannot be satisfied by the return of Securities, then Buyer shall be entitled to payment in cash from Seller in respect of such claim.  The value of the Common Stock to be returned in connection with the satisfaction of any such claim for indemnification shall be determined based on the per share price as of the date on which the indemnification claim is satisfied.  Notwithstanding any cash payment required pursuant to this Section, the maximum aggregate liability of Seller and its successors and permitted assigns for indemnification pursuant to this Article VIII shall be limited to the aggregate value of the Common Stock as of the date on which the indemnification claim is satisfied.

8.4           Satisfaction of Indemnification Claims against Buyer.  All claims for indemnification against Buyer and its successors and permitted assigns shall be satisfied by cash payment or by the delivery of additional shares of Common Stock, determined as provided in Section 8.3 above, at Buyer’s sole discretion.  The maximum aggregate liability of Buyer and its successors and permitted assigns for indemnification pursuant to this Article VIII shall be limited to the aggregate value of the Common Stock as of the date on which the indemnification claim is satisfied, determined based on the per share price as of the date on which the indemnification claim is satisfied.

8.5           Survival.  All representations, warranties and covenants made in this Agreement shall survive, and shall not be extinguished by, the Closing; provided, however, no party shall be entitled to indemnification or payment from the other party pursuant to this Article VIII, unless the Indemnified Party (as defined below) shall have provided the Indemnifying Party (as defined below) with notice of its claim to indemnification pursuant to Section 8.7 or 8.8 (as applicable) within one year after the Closing Date.

8.6           Limitations on Losses.  Anything in this Agreement or otherwise to the contrary notwithstanding:

(a)           No party shall be entitled to indemnification for the amount of any Losses in excess of the amount of such Losses which would have been incurred, but for the failure of such party to take reasonable action to mitigate such Losses upon becoming aware of any claim.

(b)           No party shall be entitled to indemnification for the amount of any Losses in excess of the amount of such Losses which would have been incurred, but for: (a) the unlawful conduct of such party; or (b) the breach or default by such party of any representation, warranty, covenant, obligation or agreement under this Agreement.

(c)           In determining the amount of any claim for which an Indemnified Party is entitled to indemnification pursuant to this Article VIII, the parties shall make appropriate adjustments for tax benefits.

(d)           No party shall be entitled to indemnification under this Agreement for any incidental, indirect, special, collateral, consequential, exemplary or punitive damages.

(e)           All indemnification payments under this Article VIII shall be deemed adjustments to the Purchase Price.

8.7           Procedure for Indemnification - Defense of Third-Party Claims.  If any third party shall notify a party hereto (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against the other party hereto (the “Indemnifying Party”) under this Article VIII, then the Indemnified Party shall promptly after receiving notice of the Third Party Claim notify the Indemnifying Party thereof in writing describing in reasonable detail the facts constituting the basis for the Third Party Claim; provided, however, that the failure of the Indemnified Party to so notify the Indemnifying Party of such Third Party Claim shall not affect the Indemnified Party’s right to indemnification hereunder, except to the extent that (a) the resolution of such claim is materially prejudiced by the Indemnified Party’s failure to give such notice in such a timely fashion or (b) the Indemnifying Party is required to pay a materially greater amount or accrue material additional expenses with respect to such claim.  The Indemnifying Party shall have the right at any time to participate in the defense of any Third Party Claim and, to the extent it wishes, to assume and thereafter conduct the defense of any Third Party Claim using legal counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.  Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in this Section 8.7, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.  In no event shall the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.  If the Indemnifying Party assumes the defense of the Third Party Claim the Indemnified Party agrees, if requested by the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting the Third Party Claim, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person.  After assumption of the defense by the Indemnifying Party, the Indemnified Party shall have the right to employ its own counsel in such matter, but the fees and expenses of the Indemnified Party’s counsel shall be at the Indemnified Party’s expense.  Buyer and Seller consent to the non-exclusive jurisdiction of any court in which a proceeding is brought against the other party by a third party for purposes of any claim that Buyer or Seller may have under this Agreement with respect to such proceeding or the matters alleged therein.  Buyer and Seller agree that process may be served on them with respect to such a claim anywhere in the world.

8.8           Procedure for Indemnification - Other Claims.  A claim for indemnification for any matter not involving a Third Party Claim shall be asserted by the Indemnified Party by notice to the Indemnifying Party in writing, promptly and in any case within 20 days, after discovery of the facts supporting the claim; provided, however, that the failure of the Indemnified Party to promptly notify the other or to give notice of a claim within such 20-day period shall not affect the Indemnified Party’s right to indemnification hereunder, except to the extent that (a) the resolution of such claim is materially prejudiced by the Indemnified Party’s failure to give such notice in such a timely fashion or (b) the Indemnifying Party is required to pay a materially greater amount or accrue material additional expenses with respect to such claim.  Such notice shall describe the facts constituting the basis for the claim of indemnification in reasonable detail.

8.9           Offset;Indemnification Legend.  In furtherance of the objectives of Section 8.3, one-half of the Shares issued to Seller shall bear an additional legend that

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE ASSET PURCHASE AGREEMENT, DATED AS OF October 17, 2007 COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER.  NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.  THE COMPANY ACKNOWLEDGES THAT THIS LEGEND (BUT THIS LEGEND ONLY) RELATING TO THE ASSET PURCHASE AGREEMENT MAY BE REMOVED AT ANY TIME AFTER [ONE YEAR ANNIVERSARY OF CLOSING].”

ARTICLE IX
GENERAL PROVISIONS

9.1           Construction.  The headings of Articles and Sections of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless specified otherwise.  Whenever in this Agreement “or” is used, it is used in the inclusive sense of “and/or.”  As used in this Agreement, the word “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term.  This Agreement and the Exhibits and other documents delivered pursuant to this Agreement are being entered into by and among competent and sophisticated parties who are experienced in business matters and represented by counsel and other advisors, and have been reviewed by the parties and their counsel and other advisors.  Therefore, any ambiguous language in this Agreement or any agreements, documents, instruments, schedules, exhibits and certificates delivered pursuant hereto will not be construed against any particular party as the drafter of the language.

9.2           Notices.  All notices, consents, waivers and other communication under this Agreement must be in writing and shall be deemed given to a party when: (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next day, or (c) received or rejected by the addressee if sent certified mail, return receipt requested, in each case to the following address or facsimile number and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

If to Seller:

Web Breeze Networks, LLC
Communications Advantage, LLC
54 Main Street
Sutter Creek, CA 95685
Attn: Eric Shippam

with a copy to:

If to Buyer:

Rapid Link, Inc.
5408 No. 99th Street
Omaha, NE  68134
Attn: Chris Canfield

with a copy to:

RICHARDSON & PATEL LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024
Attn: Ryan Hong

9.3           Benefit and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, permitted assigns, heirs and legal representatives.  Neither Seller nor Buyer shall assign or attempt to assign this Agreement without the prior written consent of the other party.  Neither this Agreement nor any provisions hereof is intended to, or shall, create any rights in or confer any benefits to any Person other than the parties hereto.

9.4           Entire Agreement.  This Agreement supersedes all prior agreements and communication between the parties with respect to its subject matter (including the letter of intent from Buyer to Seller dated September 5, 2007) and constitutes (along with the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

9.5           Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable Law: (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

9.6           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

9.7           Governing Law.  This Agreement shall be governed, construed and enforced in accordance with the laws of the State of California without regard to conflict of laws principles that would require the application of any other law.

9.8           Counterparts.  This Agreement may be executed in one or more counterparts and by facsimile, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed on the day and year first above written.

PURCHASER:

Rapid Link, Incorporated

By:
John Jenkins, Chief Executive Officer

SELLER:

Web Breeze Networks, LLC

By:
Eric Shippam, Managing Director, Owner

Communications Advantage, LLC

By:
Eric Shippam, Managing Director, Owner